October 21, 1999

CONFIDENTIAL
------------

Keyway Investments Limited
Europlan House, 19 Havelock
Douglas, Isle of Man

Gentlemen:

This letter (the "Agreement") sets forth our agreement concerning the sale by Keyway Investments Limited ("Keyway") of all of its shares of Series A Convertible Preferred Stock of BAB Holdings, Inc., an Illinois corporation ("BAB Holdings"), consisting of 60,000 shares (hereinafter, the "Preferred Shares"), to Holdings Investments, LLC, a Delaware limited liability company ("Purchaser"), as follows:

1. Keyway hereby agrees to sell all of its right, title and interest in and to the Preferred Shares to Purchaser, including, without limitation, all rights with respect to accrued dividends, free and clear of all security interests, liens, claims, encumbrances, charges and restrictions of any nature (collectively, "Encumbrances"), and Purchaser hereby agrees to purchase all of the Preferred Shares from Keyway, on the terms and conditions set forth in the remainder of this Agreement.

2. The consideration payable by Purchaser to Keyway for the Preferred Shares shall consist of (i) a cash payment from Purchaser to Keyway equal to $650,000(U.S.), against which the $50,000 (U.S.) payment previously made by Purchaser to Keyway shall be credited (the "Net Cash Portion"), and the issuance by Purchaser to Keyway of a Warrant to Purchase Common Shares of BAB Holdings (the "Common Stock"), in the form attached hereto as Exhibit A (the "Warrant").

3. Upon the execution of this Agreement by both parties hereto, the parties hereto shall make the following deliveries to one another:

       (a) Keyway shall deliver (i) two (2) duplicate originals of this Agreement duly executed by Keyway, (ii) all original certificates representing the Preferred Shares, and (iii) duly executed stock powers or assignments separate from certificate relating to the Preferred Shares, with signatures guaranteed, executed in blank. All such deliveries shall be made by Keyway via telecopier on or before the close of business on October 21, 1999, with originals sent by express mail, to Ehrenreich Eilenberg Krause & Zivian LLP, as escrow agent (the "Escrow Agent"), at 11 East 44th Street, 17th Floor, New York, New York 10017 (telecopier no. (212) 986-2399), Attention: Adam D. Eilenberg, Esq., to be held in escrow by the Escrow Agent pending the Escrow Agent's receipt of the Net Cash Portion and the Warrant, at which time the Escrow Agent shall release to Purchaser the documents described in clauses (i) through (iii) of this paragraph 3(a); and

       (b) Purchaser shall deliver (i) two (2) duplicate originals of this Agreement duly executed by Purchaser, and (ii) the Warrant, duly executed by Purchaser, to Keyway, to be held in escrow by the Escrow Agent pending its receipt of the Net Cash Portion. Purchaser shall deliver copies of such items
(i) and (ii) to the Escrow Agent by telecopier on or before the close of business on October 21, 1999, with originals sent by express mail to the address set forth above. Purchaser shall deliver the Net Cash Portion by wire transfer to the Escrow Agent for the benefit of Keyway in accordance with wire transfer instructions supplied to Purchaser prior to the parties' execution of this Agreement, at such time as Purchaser has been advised of the Escrow Agent's receipt of the deliveries of Keyway set forth in paragraph 3(a) above.

       (c) Upon receipt by the Escrow Agent of the original certificates representing the Preferred Shares, and upon delivery of all other documents in conformity with paragraphs 3(a) and 3(b) above, the Escrow Agent shall deliver such original certificates to the transfer agent of BAB Holdings, together with a request from BAB Holdings that the shares of Common Stock issuable upon conversion of the Preferred Stock be represented by one certificate for 3,192,116 shares to be delivered to the Purchaser and one certificate for 1,718,832 shares to be delivered to the Escrow Agent, both certificates to be issued in the name of Purchaser and directing that such certificates be delivered as stated above. Upon receipt of the certificate for 1,718,832 shares of Common Stock, (the "Escrow Shares"), the Escrow Agent shall hold in escrow, together with a stock powers duly executed by Purchaser corresponding to the certificate representing the Escrow Shares (which Purchaser hereby covenants to execute and deliver within three business days of receipt of the stock certificate representing the 3,192,116 shares). Upon request from Keyway, the certificate representing the Escrow Shares, together with the corresponding stock powers, shall be released by the Escrow Agent following its receipt from Keyway of a copy of a duly executed Warrant Exercise Form with respect to the exercise of all or a portion of the Warrant and a certification from Keyway that such Warrant Exercise Form has been tendered to Purchaser and that either the full exercise price with respect to the portion of the Warrant being exercised has been tendered to Purchaser or Keyway has relied on the cashless exercise provisions of the Warrant; provided, however, that if the Escrow Agent receives a notice from Purchaser within one business day of its receipt of the Warrant Exercise Form and Keyway's certification challenging Keyway's exercise of the Warrant, the Escrow Agent shall not release to Keyway the certificate representing all or part of the Escrow Shares (and the related stock powers). In such event, the Escrow Agent shall only take action if directed in writing signed by both Keyway and Purchaser or pursuant to a final order of a court of competent jurisdiction.

       (d) The Escrow Agent may rely and shall be fully protected in acting or refraining from acting upon any notice or other document believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or entity. The Escrow Agent shall have no duties or responsibilities except those expressly set forth herein.

       (e) Keyway and Purchaser shall, jointly and severally, indemnify and hold harmless the Escrow Agent and each of its partners, agents and employees ("Agent Indemnitees") absolutely and forever, from and against any and all claims, actions, damages, suits, liabilities, obligations, costs, fees, charges, and any other expenses whatsoever, including reasonable attorneys' fees and costs, that may be asserted against any Agent Indemnitee in connection with this Agreement or the performance of the Escrow Agent or any Agent Indemnitee hereunder. Except for intentional misrepresentation, gross negligence or intentional misconduct, the Escrow Agent shall not be liable to Keyway or Purchaser for any act, or failure to act, by the Escrow Agent in connection with this Agreement. The Escrow Agent will not be liable for special, indirect, incidental or consequential damages hereunder.

4. Keyway hereby represents and warrants to Purchaser as follows: (a) this Agreement, and the documents and instruments executed and/or delivered by Keyway in connection herewith, have been duly authorized by all necessary action on the part of Keyway and its governing body, and constitute the legal, valid and binding obligation of Keyway, enforceable against Keyway in accordance with their respective terms; (b) the Preferred Shares are free and clear of all Encumbrances; and (c) Keyway, which has held the Preferred Shares since their issuance, is familiar with the business and operations of BAB Holdings, has evaluated the risks of the acquisition of the Warrant, including the risks set forth in Exhibit B attached to this Agreement, and has relied solely on its own due diligence investigation in making its decision to acquire the Warrant.

5. Purchaser hereby represents and warrants to Keyway as follows: (a) this Agreement, and the documents and instruments executed and/or delivered by Purchaser in connection herewith, have been duly authorized by all necessary action on the part of Purchaser and its managers, and constitute the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with their respective terms and (b) Purchaser is not relying upon any information relating to BAB Holdings supplied by Keyway, whether orally or in writing.

6. Notwithstanding anything to the contrary contained herein, the Warrant may be exercised by Keyway only to the extent that, after giving effect to the shares of Common Stock issuable pursuant to the exercise of the Warrant, the total number of shares of Common Stock deemed beneficially owned by Keyway, together with all shares of Common Stock deemed beneficially owned by Keyway's "affiliates" (as defined in Rule 144 promulgated pursuant to the Securities Act of 1933, as amended) that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934, as amended, exists, would exceed 4.99% of the total issued and outstanding shares of Common Stock, provided that Keyway shall have the right to waive this restriction, in whole or in part upon 61 days' prior notice to Purchaser. The delivery of a Warrant Exercise Form in the form attached to the Warrant shall be deemed a representation by Keyway that it is in compliance with this
Section 6. A transferee of the Warrant shall not be bound by this provision unless it expressly agrees to be so bound. The term "deemed beneficially owned" as used in this Section 6 shall exclude shares that might otherwise be deemed beneficially owned by reason of the convertibility of the Warrant.

7. The parties to this Agreement hereby agree to hold the specific terms of the transaction in strictest confidence and not to disclose said terms to any person, company, or organization outside of the respective parties and their officers, directors, agents, employees and members, unless said disclosure is required by rule, regulation or order of any competent judicial or regulatory agency having authority to require such disclosure. This confidentiality requirement applies to the parties and all officers, directors, agents, employees and members of the parties.

8. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one instrument. This Agreement, along with the exhibits hereto, constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto, including, without limitation, the letter agreement between Keyway and Michael
W. Evans and Michael K. Murtaugh dated September 8, 1999, as amended.

If this Agreement correctly sets forth our mutual agreement, please so indicate by signing two (2) duplicate originals of this Agreement and returning them as aforesaid.

                                       Very truly yours,

                                       HOLDINGS INVESTMENTS, LLC,
                                       a Delaware limited liability company


                                       By:/s/ MICHAEL W. EVANS
                                       ----------------------------
                                       Michael W. Evans, Manager


                                       By:/s/ MICHAEL K. MURTAUGH
                                       ----------------------------
                                       Michael K. Murtaugh, Manager

Accepted and agreed to this
21st day of October, 1999:

KEYWAY INVESTMENTS LIMITED


By:/s/ MARTIN PETERS
   ---------------------
   Title: Director

EHRENREICH EILENBERG KRAUSE & ZIVIAN LLP,
As Escrow Agent

By:  /s/ ADAM EILENBERG
    -------------------
    Partner


THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR AN OPINION OF COUNSEL IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.


Dated as of October 21, 1999


                          HOLDINGS INVESTMENTS, LLC

                    (a Delaware limited liability company)

        Warrant to Purchase Shares of Common Stock of BAB Holdings, Inc.
        ----------------------------------------------------------------

No. WP-_____

FOR VALUE RECEIVED, HOLDINGS INVESTMENTS, LLC, a Delaware limited liability company ("Holdings LLC"), hereby certifies that Keyway Investments Limited or registered assigns (the "Holder") is entitled, subject to the provisions of this Warrant, to purchase from Holdings LLC 1,718,832 fully paid and non-assessable shares (the "Warrant Shares") of common stock, no par value (the "Common Stock"), of BAB Holdings, Inc., an Illinois corporation (the "Company"), for an exercise price (the "Exercise Price") of $.01 per share. The number of shares of Common Stock to be received upon the exercise of this Warrant and the Exercise Price may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter referred to as "Warrant Stock." The term "Other Securities" means any other equity or debt securities that may be issued by the Company in addition thereto or in substitution for the Warrant Stock. The term "Company" means and includes BAB Holdings, Inc. as well as (i) any immediate or more remote successor corporation resulting from the merger or consolidation of such corporation or the sale of all, or substantially all, of the assets of the Company(or any immediate or more remote successor corporation of such corporation) with another corporation, or (ii) any corporation to which such corporation (or any immediate or more remote successor corporation of such corporation) has transferred its property or assets as an entirety or substantially as an entirety.

Upon receipt by Holdings LLC of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, Holdings LLC shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of Holdings LLC, whether or not this Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone. The Holder agrees with Holdings LLC that this Warrant is issued, and all the rights hereunder shall be held subject to, all of the conditions, limitations and provisions set forth herein.

1.  Exercise of Warrant.

  (a) Subject to Section 1(b) below, this Warrant may be exercised in whole or in part at any time from and after November 1, 2001 and expiring on November 1, 2003 (the "Expiration Date"), by presentation and surrender of this Warrant to Holdings LLC at its principal office, with the Warrant Exercise Form attached hereto duly executed and, unless the Holder utilizes the cashless exercise option pursuant to Section 3 below, accompanied by payment (either in cash or by certified or official bank check or wire transfer, each payable to the order of Holdings LLC) of the Exercise Price for the number of shares specified in such form and instruments of transfer, if appropriate, duly executed by the Holder or his or her duly authorized attorney. If this Warrant should be exercised in part only, Holdings LLC shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. Upon receipt by Holdings LLC of this Warrant, together with the Exercise Price, if applicable, at its office, or by the stock transfer agent of Holdings LLC at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise. Holdings LLC shall pay any and all documentary stamp or similar issue taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant, provided, that Holdings LLC shall not be required to pay any tax that may be payable in respect of any transfer that may be involved in the issuance and delivery of any certificate in a name other than that of the Holder of the Warrant exercised.

  (b) Notwithstanding the foregoing, this Warrant may be exercised, in whole or in part, at any time upon the occurrence of the sale or merger of the Company (including without limitation, the issuance by the Company of a sufficiently large number of shares of Common Stock or other voting securities or securities convertible into Common Stock to result in a change in control of the Company) or the sale or other disposition of all, or substantially all, of the Company's assets or in the event that the Company is unable, or admits in writing its inability, to pay its debts, or has made any assignment for the benefit of creditors, or the Company has commenced, or there has been commenced against the Company, any case, proceeding, or other action seeking to have an order for relief entered with respect to the Company, or to adjudicate the Company as a bankrupt or insolvent and, in the case of commencement against the Company, the Company shall indicate its approval thereof or consent thereto or otherwise shall remain undismissed for a period of sixty (60) days.

2.  Fractional Shares.

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but Holdings LLC shall pay the Holder an amount equal to the fair market value of such fractional share of Common Stock in lieu of each fraction of a share otherwise called for upon any exercise of this Warrant. For purposes of this Warrant, the fair market value of a share of Common Stock (the "Fair Market Value") shall be determined as follows:

  (a) If the Common Stock is listed on a National Securities Exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ system, the current market value shall be the last reported sale price of the Common Stock on such exchange or system on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange or system; or

  (b) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

  (c) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the managers of Holdings LLC.

3.  Cashless Exercise.

In addition to the exercise of all or a portion of this Warrant by the payment of the Exercise Price in cash or check as set forth in Section 1 above, and in lieu of any such payment, the Holder or any assignee of Holder has the right to exercise this Warrant, in full or in part, by surrendering this Warrant and returning a duly executed Warrant Exercise Form to Holdings LLC, together with a written notice that the Holder is exercising its rights to cashless exercise pursuant to this Section 3, and the number of Warrant Shares which it will receive will equal the product of (x) the number of Warrant Shares as to which this Warrant is being exercised multiplied by (y) a fraction, the numerator of which is the Fair Market Value, as determined in accordance with Section 2 herein, less the Exercise Price then in effect and the denominator of which is the Fair Market Value.

4.  Exchange, Transfer, Assignment or Loss of Warrant.

This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to Holdings LLC, for other Warrants of different denominations, entitling the Holder or Holders thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to Holdings LLC, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, Holdings LLC shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of Holdings LLC or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof.

5.  Rights of the Holder.

The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company or Holdings LLC, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

6.  Anti-Dilution Provisions.

6.1.  Adjustment for Recapitalization.

If the Company shall at any time subdivide its outstanding shares of Common Stock (or Other Securities at the time receivable upon the exercise of the Warrant) by recapitalization, reclassification or split-up thereof, or if the Company shall declare a stock dividend or distribute shares of Common Stock to its stockholders, the number of shares of Common Stock subject to this Warrant immediately prior to such subdivision shall be proportionately increased and the Exercise Price shall be proportionately decreased, and if the Company shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification or combination thereof, the number of shares of Common Stock or Other Securities subject to this Warrant immediately prior to such combination shall be proportionately decreased and the Exercise Price shall be proportionately increased. Any such adjustments pursuant to this Section 6.1 shall be effective at the close of business on the effective date of such subdivision or combination or if any adjustment is the result of a stock dividend or distribution then the effective date for such adjustment based thereon shall be the record date therefor.

6.2.  Adjustment for Reorganization, Consolidation, Merger, Etc.

In case of any reorganization of the Company (or any other corporation, the securities of which are at the time receivable on the exercise of this Warrant) or in the event the Company shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Holder of this Warrant upon the exercise thereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto; in each such case, the terms of this Warrant shall be applicable to the securities or property receivable upon the exercise of this Warrant after such consummation.

6.3.  Certificate as to Adjustments.

In each case of an adjustment in the number of shares of Warrant Stock or Other Securities receivable on the exercise of this Warrant, Holdings LLC at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate executed by an executive officer of Holdings LLC setting forth such adjustment and showing in detail the facts upon which such adjustment is based. Holdings LLC will forthwith cause to be delivered a copy of each such certificate to the Holder.

7.  Option of Holdings LLC to Retire Warrant.

At the option of Holdings LLC (the "Call Option") exercisable by service of written notice upon the Holder at any time or from time to time prior to May 31, 2000 (the "Call Expiration Date"), Holdings LLC may retire this Warrant, in whole or in part, and cause the Warrant or the applicable portion of same to be cancelled, by making a payment to the Holder in an amount equal to $0.20363 per share of Warrant Stock (as such price shall be adjusted to take into account adjustments in the number of shares of Warrant Stock), whereupon the Holder shall deliver the original Warrant to Holdings LLC for cancellation. If such right of Holdings LLC shall be exercised for less than all of the shares of Warrant Stock, Holdings LLC shall, upon surrender of this Warrant for cancellation, execute and deliver to the Holder a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares of Warrant Stock purchasable hereunder, subject to Holdings LLC's right to further exercise the Call Option prior to the Call Expiration Date.

8.  Transfer to Comply with the Securities Act.

Notwithstanding any other provision contained herein, this Warrant and any Warrant Stock or Other Securities may not be sold, transferred, pledged, hypothecated or otherwise disposed of except as follows: (a) to a person who, in the opinion of counsel to Holdings LLC, is a person to whom this Warrant or the Warrant Stock or Other Securities may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 8 with respect to any resale or other disposition of such securities; or (b) to any person upon delivery of a prospectus then meeting the requirements of the Securities Act relating to such securities and the offering thereof for such sale or disposition, and thereafter to all successive assignees.

9.  Legend.

Unless the shares of Warrant Stock or Other Securities have been registered under the Securities Act, upon exercise of any of the Warrants and the issuance of any of the shares of Warrant Stock or Other Securities, all certificates representing such securities shall bear on the face thereof substantially the following legend:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, offered for sale, assigned, transferred or otherwise disposed of, unless registered pursuant to the provisions of that Act or unless an opinion of counsel to the Corporation is obtained stating that such disposition is in compliance with an available exemption from such registration."

10.  Notices.

All notices required hereunder shall be in writing and shall be deemed given when faxed (with confirmation of receipt), delivered personally or by overnight courier proffering a receipt against delivery or within two days after mailing when mailed by certified or registered mail, return receipt requested, to Holdings LLC at its principal office, or to the Holder at the address set forth on the record books of Holdings LLC, or at such other address of which Holdings LLC or the Holder has been advised by notice hereunder.

11.  Applicable Law.

The Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to the choice of law rules thereof.

IN WITNESS HEREOF, Holdings LLC has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

                                       HOLDINGS INVESTMENTS, LLC,
                                       a Delaware limited liability company


                                       By:/s/ MICHAEL W. EVANS
                                       ----------------------------
                                       Michael W. Evans, Manager


                                       By:/s/ MICHAEL K. MURTAUGH
                                       ----------------------------
                                       Michael K. Murtaugh, Manager


                          WARRANT EXERCISE FORM


The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ____ shares of Common Stock of BAB HOLDINGS, INC., an Illinois corporation, and hereby either (i) exercises by cashless exercise or
(ii) makes payment of $____________ in payment therefor.

                                          ----------------------------
                                          Name of entity


                                          By:  -----------------------
                                               Name:
                                               Title:



                                            --------------------------
                                            Signature, if jointly held



                                            ------------------------
                                            Date



                   INSTRUCTIONS FOR ISSUANCE OF STOCK
    (if other than to the registered holder of the within Warrant)


Name______________________________________________
    (Please typewrite or print in block letters)


Address___________________________________________


Social Security or
Taxpayer Identification Number ____________________


                               ASSIGNMENT FORM


FOR VALUE RECEIVED,____________________________

hereby sells, assigns and transfers unto

Name ___________________________________________
     (Please typewrite or print in block letters)

the right to purchase Common Stock of BAB HOLDINGS, INC., an Illinois corporation, represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint Attorney, to transfer the same on the books of BAB HOLDINGS, INC. with full power of substitution in the premises.


DATED:  ____________, _____.

_____________________________
Signature


_____________________________
Signature, if jointly held